UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 10/27/2015

UMB FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number : 0-4887

MO	43-0903811
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1010 Grand Blvd., Kansas City, MO 64106

(Address of principal executive offices, including zip code)

(816) 860-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act ( 17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On October 27, 2015, UMB Financial Corporation (the “Company”) issued a press release announcing the financial results for the Company for the quarter ending September 30, 2015. A copy of the press release is attached as Exhibit 99.1.

The information contained in Item 2.02 of this Current Report and in Exhibit 99.1 is being furnished and shall not be deemed to be “filed” with the SEC for the purposes of Section 18 of the Exchange Act of 1934, as amended or otherwise subject to the liabilities of that section.

Item 7.01	Regulation FD Disclosure

The information provided under Item 7.01 of this Current Report on Form 8-K is being furnished and is not deemed to be “filed” with the SEC for the purposes of Section 18 of the Exchange Act of 1934, as amended or otherwise subject to the liabilities of that section.

The Company is furnishing a copy of materials that will be used in the Company’s shareholder conference call on October 28, 2015, at 9:30 a.m. (CDT). A copy of the materials is attached as Exhibit 99.2 and will be available on the Company’s website at www.umbfinancial.com. The materials are dated October 27, 2015, and the Company disclaims any obligation to correct or update any of the materials in the future.

The Company’s October 27, 2015, press release that is attached as Exhibit 99.1 also announced that the Board of Directors declared an increase in its regular quarterly dividend from $0.235 per share to $0.245 per share. The $0.245 per share dividend will be payable on January 4, 2016, to shareholders of record on December 10, 2015.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1	Press Release announcing financial results for quarter ending September 30, 2015, and announcing dividend declaration

Exhibit 99.2	Investor Presentation Materials, dated October 27, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMB FINANCIAL CORPORATION

By:	/s/ Brian J. Walker
Brian J. Walker
EVP, Chief Financial Officer And Chief Accounting Officer

Date: October 27, 2015